                                                                   EXHIBIT 99.01

FOR IMMEDIATE RELEASE

                                        FOR MORE INFORMATION CONTACT:

                                        Mark C. Brown, Senior Vice President and
                                        Chief Financial Officer
                                        (703) 247-2514

                                        Sonya Udler, Vice President,
                                        Corporate Communications
                                        (703) 247-2517
                                        sonya.udler@strayer.edu

                         STRAYER EDUCATION, INC. REPORTS
              THIRD QUARTER 2006 ENROLLMENT, REVENUES AND EARNINGS

                   -- STRAYER THIRD QUARTER REVENUES UP 20% --
          -- STRAYER THIRD QUARTER DILUTED EPS $0.44 / $0.53 EXCLUDING
                          STOCK-BASED COMPENSATION --
         -- STRAYER FALL 2006 TOTAL ENROLLMENTS UP 15%/ONLINE UP 21% --
                -- STRAYER TO OPEN EIGHT NEW CAMPUSES IN 2007 --
          -- STRAYER INCREASING ANNUAL DIVIDEND FROM $1.00 TO $1.25 --

ARLINGTON, Va., October 26, 2006 - Strayer Education, Inc. (Nasdaq: STRA) today announced financial results for the three months ended September 30, 2006.
Financial highlights are as follows:

THREE MONTHS ENDED SEPTEMBER 30

o  Revenues for the three months ended September 30, 2006 increased 20% to $56.7 million, compared to $47.1 million for the same period in 2005, due to increased enrollment and a 5% tuition increase which commenced in January
   2006.

o  Income from operations was $9.0 million compared to $9.6 million for the same period in 2005, a decrease of 6%. In 2006, the Company began recording stock-based compensation expense which amounted to $2.2 million before tax for the three months ended September 30, 2006. Excluding stock-based compensation expense, income from operations was $11.2 million, an increase of 17% compared to 2005.

o  Net income was $6.3 million compared to $6.4 million for the same period in
   2005, a decrease of 2%. Net income for the three months ended September 30,
   2006 includes the effect of a $1.4 million after tax expense related to stock-based compensation. Excluding stock-based compensation expense, net income was $7.7 million, an increase of 20%

   compared to 2005. Diluted earnings per share was $0.44, the same as for the comparable period of 2005. Diluted earnings per share for the three months ended September 30, 2006 includes the effect of a $0.09 per share after tax expense related to stock-based compensation. Excluding stock-based compensation expense, diluted earnings per share was $0.53, an increase of
   20% compared to 2005. Diluted weighted average shares outstanding decreased to 14,462,000 from 14,637,000 for the same period in 2005.

NINE MONTHS ENDED SEPTEMBER 30

o  Revenues for the nine months ended September 30, 2006 increased 19% to $189.3 million, compared to $158.5 million for the same period in 2005, due to increased enrollment and a 5% tuition increase which commenced in January
   2006.

o  Income from operations was $55.5 million compared to $51.6 million for the same period in 2005, an increase of 8%. In 2006, the Company began recording stock-based compensation expense which amounted to $5.5 million before tax for the nine months ended September 30, 2006. Excluding stock-based compensation expense, income from operations was $61.0 million, an increase of 18% compared to 2005.

o  Net income was $36.3 million compared to $33.1 million for the same period in
   2005, an increase of 10%. Net income for the nine months ended September 30,
   2006 includes the effect of a $3.4 million after tax expense related to stock-based compensation. Excluding stock-based compensation expense, net income was $39.7 million, an increase of 20% compared to 2005. Diluted earnings per share was $2.50 compared to $2.23 for the same period in 2005, an increase of 12%. Diluted earnings per share for the nine months ended
   September 30, 2006 includes the effect of a $0.24 per share after tax expense related to stock-based compensation. Excluding stock-based compensation expense, diluted earnings per share was $2.74, an increase of 23% compared to
   2005. Diluted weighted average shares outstanding decreased to 14,506,000 from 14,792,000 for the same period in 2005.

Income from operations, net income and diluted earnings per share for the three and nine months ended September 30, 2006 excluding stock-based compensation (as presented above) are considered non-GAAP financial measures. The Company believes these non-GAAP financial measures provide investors, potential investors, securities analysts and others with useful information to evaluate the performance of the business, because they exclude stock-based compensation expense which had not been included in the prior years. Additional information is contained in the attached financial statements including a reconciliation of
GAAP to the non-GAAP measures.

"We are pleased both with our solid financial performance in the third quarter and our strong enrollment for the fall term," said Robert Silberman, the
Company's Chairman and Chief Executive Officer. "Our successful opening of eight new campuses in 2006 is a testament to the hard work of our faculty and staff and the value we provide to our working adult students. We look forward to the addition of another eight new campuses in 2007, as we continue to expand the
Strayer University footprint."

BALANCE SHEET AND CASH FLOW

At September 30, 2006, the Company had cash, cash equivalents and marketable securities (a diversified, no load, short-term, tax exempt bond fund) of $123 million and no debt. The

Company generated $39 million from operating activities in the first nine months of 2006. Capital expenditures were $9 million for the same period.

During the three months ended September 30, 2006, the Company repurchased 52,514 shares of common stock at an average price of $103.05 per share and a cost of
$5.4 million, as part of a previously announced common stock repurchase authorization.

For the third quarter 2006, bad debt expense as a percentage of revenue was 3.2%
compared to 2.5% for the same period in 2005. Days sales outstanding, adjusted to exclude tuition receivable related to future quarters, was 10 days at the end of the third quarter of 2006, compared to eight days at the end of the same period in 2005.

STUDENT ENROLLMENT

Enrollment at Strayer University for the 2006 fall term increased 15% to 31,372 students from 27,305 for the same term in 2005. For the 2006 fall term, Strayer
University's rate of growth of continuing students was 17%, and its rate of growth of new students was 10%. Out-of-area online students increased 21%, while students taking 100% of their classes at Strayer University Online (including campus based students) increased 20%. The total number of students taking any courses online (including students at brick and mortar campuses taking at least one online course) in the 2006 fall term increased 20% to 21,705.

                               STUDENT ENROLLMENT
                               ------------------

                                                             Fall          Fall           %
                                                             2005          2006        Change
                                                          ----------    -----------  -----------

Campus Based Students:
   New Campuses (18 in operation 3 years or less)
      Classroom                                              1,012          2,175        115%
      Online                                                 1,316          2,589         97%
                                                           -------        -------
   Total New Campus Students                                 2,328          4,764        105%
                                                           -------        -------

   Mature Campuses (25 in operation more than 3 years)
      Classroom                                             11,263         11,130         -1%
      Online                                                10,838         12,006         11%
                                                           -------        -------
   Total Mature Campus Students                             22,101         23,136          5%
                                                           -------        -------

Total Campus Based Students                                 24,429         27,900         14%

Out-of-area Online Students                                  2,876          3,472         21%
                                                           -------        -------

Total Students                                              27,305         31,372         15%
                                                           =======        =======

Total Students Taking 100% of Courses Online                15,030         18,067         20%

Total Students Taking at Least 1 Course Online              18,087         21,705         20%

NEW CAMPUS OPENINGS

The Company announced today that it intends to open eight new campuses in 2007.
Subject to the completion of regulatory approvals, the first two campuses,
Louisville and Lexington, Kentucky, are currently slated for a winter term 2007 start of classes. Kentucky will be a new state for the University.

2006 BUSINESS OUTLOOK

Based on the strong enrollment growth announced for the 2006 fall term and the planned investments in opening new campuses, the Company estimates fourth quarter 2006 diluted earnings per share will be in the range of $1.06-1.08, or
$1.17-$1.19 excluding the impact of FAS 123(R). The Company estimates that it will incur stock-based compensation expense of approximately $0.11 per share after tax in the fourth quarter of 2006 and approximately $0.35 per share after tax for the full year 2006. Based on its fourth quarter 2006 estimates, the
Company expects its full year 2006 diluted earnings per share will be in the range of $3.56 to $3.58, or $3.90 to $3.92 excluding the impact of FAS 123(R).

2007 BUSINESS MODEL

The Company announced today that it intends to open eight new campuses in 2007 and implement a 5% tuition increase effective January 2007. Assuming a 15%
increase in annual enrollment in 2007, the Company would expect an 18-19%
increase in revenue in 2007, and roughly stable operating margins, leading to diluted earnings per share in 2007 in the range of $4.10 to $4.25. Included in this range is the Company's estimate of $0.44-$0.48 per share after tax of stock-based compensation expense.

COMMON STOCK CASH DIVIDEND

The Company announced today that its Board of Directors is increasing the
Company's annual common stock dividend to $1.25 per share from $1.00 per share.
This annual dividend will be paid quarterly in the amount of $0.3125 per share.
Accordingly, the Company's Board of Directors has declared that the Company will pay a dividend of $0.3125 per share on December 11, 2006 to shareholders of record as of November 24, 2006.

SHARE REPURCHASE PLAN

The Company announced today that the Company's Board of Directors amended the share repurchase program to authorize the repurchase of an additional $35 million in value of the Company's common stock over the next 14 months. As a result, the total remaining amount authorized for share repurchases under this program is now $40 million. These share repurchases, if made, will be in the form of open market purchases from time to time at the discretion of the
Company's management, depending on market conditions and other corporate considerations. The Company intends to effect such purchases, if any, in compliance with Rule 10b-18 under the Securities Exchange Act of 1934, as amended. This share repurchase program may be modified, suspended or terminated at any time by the Company without notice.

S&P MIDCAP 400 INDEX

Standard & Poor's, a division of the McGraw-Hill Companies, announced on October
24, 2006 that Strayer Education, Inc. will be added to its S&P MidCap 400 Index after the market closes on Tuesday, October 31, 2006.

CONFERENCE CALL WITH MANAGEMENT

Strayer Education, Inc. will host a conference call to discuss its third quarter
2006 earnings at 10:00 a.m. (ET) today. To participate on the live call, investors should dial (800) 289-0468, 10 minutes prior to the start time. In addition, the call will be available via live Webcast over the Internet. To access the live Webcast of the conference call, please go to
www.strayereducation.com 15 minutes prior to the start time of the call to register. An archived replay of the conference call will be available at (888)
203-1112 (pass code 8642933) starting at 1:00 p.m. (ET) today and will be available through Tuesday, October 31, and archived at www.strayereducation.com for 90 days.

Strayer Education, Inc. (Nasdaq: STRA) is an education services holding company that owns Strayer University and certain other assets. Strayer's mission is to make higher education achievable and convenient for working adults in today's economy. Strayer University is a proprietary institution of higher learning that offers undergraduate and graduate degree programs in business administration, accounting, information technology, education, and public administration to more than 31,000 working adult students at 43 campuses in 10 states and Washington,
D.C., in the eastern United States and worldwide via the Internet through
Strayer University Online. Strayer University is committed to providing an education that prepares working adult students for advancement in their careers and professional lives. Founded in 1892, Strayer University is accredited by the
Middle States Commission on Higher Education.

For more information on Strayer Education, Inc. visit www.strayereducation.com and for Strayer University visit www.strayer.edu.

This press release contains statements that are forward looking and are made pursuant to the "safe-harbor" provisions of the Private Securities Litigation
Reform Act of 1995 ("Reform Act"). The statements are based on the Company's current expectations and are subject to a number of uncertainties and risks. In connection with the Safe Harbor provisions of the Reform Act, the Company has identified important factors that could cause the Company's actual results to differ materially from those expressed in or implied by such statements. The uncertainties and risks include the pace of growth of student enrollment, our continued compliance with Title IV of the Higher Education Act, and the regulations thereunder, as well as regional accreditation standards and state and regional regulatory requirements, competitive factors, our ability to implement our growth strategy, risks associated with the opening of new campuses, risks associated with the offering of new educational programs and adapting to other changes, risks associated with the acquisition of existing educational institutions, risks relating to the timing of regulatory approvals, and general economic and market conditions. Further information about these and other relevant risks and uncertainties may be found in the Company's annual report on Form 10-K and its other filings with the Securities and Exchange
Commission, all of which are incorporated herein by reference and which are available from the Commission. We undertake no obligation to update or revise forward looking statements.

                             STRAYER EDUCATION, INC.
              UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                       For the three months  For the nine months
                                       ended September 30,   ended September 30,
                                       --------------------  -------------------
                                         2005       2006        2005      2006
                                       --------   --------   --------- ---------

Revenues..............................  $47,087    $56,693   $ 158,489  $189,341
                                        -------    -------   ---------  --------
Costs and expenses:
   Instruction and educational support   18,084     21,613      56,575    66,370
   Selling and promotion..............   13,009     16,164      30,325    38,011
   General and administration.........    6,422      9,918      20,037    29,503
                                        -------    -------   ---------  --------
Total costs and expenses..............   37,515     47,695     106,937   133,884
                                        -------    -------   ---------  --------
    Income from operations............    9,572      8,998      51,552    55,457
Investment and other income...........      686      1,160       2,091     3,277
                                        -------    -------   ---------  --------
    Income before income taxes........   10,258     10,158      53,643    58,734
Provision for income taxes............    3,820      3,822      20,589    22,423
                                        -------    -------   ---------  --------
    Net income........................   $6,438     $6,336    $ 33,054   $36,311
                                        =======    =======   =========  ========
Net income per share:
    Basic .............................   $0.45      $0.45       $2.28     $2.56
    Diluted ...........................   $0.44      $0.44       $2.23     $2.50
Weighted average shares outstanding:
    Basic.............................   14,374     14,157      14,521    14,204
    Diluted...........................   14,637     14,462      14,792    14,506

--------------------------------------------------------------------------------
In 2006, the Company adopted FAS 123(R) and began recording stock-based compensation expense for stock options. Prior to the adoption of FAS 123(R), the
Company recorded expense for other forms of stock-based compensation. For the three months ended September 30, 2006, stock-based compensation expense was $2.2 million, or $1.4 million net of tax, and reduced EPS by $0.09. For the nine months ended September 30, 2006, stock-based compensation expense was $5.5 million, or $3.4 million net of tax, and reduced EPS by $0.24. The table below sets forth the amount of various forms of stock-based compensation expense recorded in each of the expense line items.

                                       For the three months  For the nine months
                                       ended September 30,   ended September 30,
                                       --------------------  -------------------
                                          2005       2006       2005       2006
                                          ----       ----       ----       ----
 Instruction and educational support..    $ --       $149       $ --       $488
 Selling and promotion................      --        136         --        409
 General and administration...........      19      1,899         19      4,634

The pro forma impact of recording stock-based compensation expense for the three and nine months ended September 30, 2005 was disclosed in Note 5 to the
Company's Condensed Consolidated Financial Statements included in its Form 10-Q for the three months ended September 30, 2005. As disclosed in such note, including $0.9 million in stock-based compensation expense net of tax, the
Company would have reported net income of approximately $5.5 million and diluted
EPS of $0.37 for the three months ended September 30, 2005. For the nine months ended September 30, 2005, including $2.1 million in stock-based compensation expense net of tax, the Company would have reported net income of approximately
$31.0 million and diluted EPS of $2.08.
--------------------------------------------------------------------------------

                             STRAYER EDUCATION, INC.
                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
             (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                                       December 31,       September 30,
                                                                                           2005               2006

                                  ASSETS
Current assets:
   Cash and cash equivalents ...................................................           $74,212           $46,854
   Marketable securities available for sale, at fair value .....................            45,594            75,763
   Income taxes receivable......................................................                --             4,557
   Tuition receivable, net of allowances for doubtful accounts of $1,927 and
      $2,201 at December 31, 2005 and September 30, 2006, respectively .........            55,935            75,884
   Other current assets ........................................................             2,581             5,243
                                                                                          --------          --------
      Total current assets .....................................................           178,322           208,301
Property and equipment, net ....................................................            46,684            50,407
Deferred income taxes ..........................................................                --             2,331
Restricted cash ................................................................               500               500
Other assets ...................................................................               339               813
                                                                                          --------          --------
      Total assets  ............................................................          $225,845          $262,352
                                                                                          ========          ========

                         LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable ............................................................            $6,402           $10,438
   Accrued expenses ............................................................             1,483             1,954
   Income taxes payable ........................................................             3,773                --
   Unearned tuition ............................................................            55,778            77,287
                                                                                          --------          --------
      Total current liabilities ................................................            67,436            89,679
Deferred income taxes ..........................................................               205                --
Long-term liabilities ..........................................................             6,364             7,138
                                                                                          --------          --------
      Total liabilities ........................................................            74,005            96,817
                                                                                          --------          --------
Commitments and contingencies
Stockholders' equity:
  Common stock, par value $.01; 20,000,000 shares authorized; 14,292,249 and
     14,363,884 shares issued and outstanding as of
     December 31, 2005 and September 30, 2006, respectively.....................               143               142
  Additional paid-in capital ...................................................           104,923            93,001
  Retained earnings ............................................................            47,020            72,536
  Accumulated other comprehensive income (loss) ................................             (246)             (144)
                                                                                          --------          --------
      Total stockholders' equity ...............................................           151,840           165,535
                                                                                          --------          --------
      Total liabilities and stockholders' equity ...............................          $225,845          $262,352
                                                                                          ========          ========

                             STRAYER EDUCATION, INC.
            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (AMOUNTS IN THOUSANDS)

                                                                                         For the nine months
                                                                                         ended September 30,
                                                                                     ----------------------------
                                                                                       2005              2006
                                                                                     ----------       -----------

Cash flows from operating activities:
  Net income....................................................................        $33,054           $36,311
  Adjustments to reconcile net income to net cash provided by operating activities:
       activities
       Amortization of deferred rent............................................            127               136
       Depreciation and amortization............................................          4,944             5,165
       Provision for student loan losses........................................           (98)              (95)
       Deferred income taxes....................................................           (45)           (2,641)
       Stock-based compensation.................................................             19             5,072
  Changes in assets and liabilities:
       Tuition receivable, net..................................................       (16,554)          (19,949)
       Other current assets.....................................................            133           (1,911)
       Other assets.............................................................              6             (474)
       Accounts payable.........................................................          1,935             4,081
       Accrued expenses.........................................................        (1,168)               471
       Income taxes payable.....................................................        (9,773)           (4,790)
       Excess tax benefits from stock-based payment arrangements................             --           (3,540)
       Unearned tuition.........................................................         20,723            21,509
       Deferred lease incentives................................................          1,531                --
  Student loans originated......................................................          (673)               (3)
  Collections on student loans receivable and held for sale.....................            709                23
                                                                                       --------          --------
           Net cash provided by operating activities............................         34,870            39,365
                                                                                       --------          --------
Cash flows from investing activities:
   Purchases of property and equipment..........................................        (9,739)           (8,933)
   Purchases of marketable securities...........................................             --          (30,000)
                                                                                       --------          --------
           Net cash used in investing activities................................        (9,739)          (38,933)
                                                                                       --------          --------
Cash flows from financing activities:
   Common dividends paid........................................................        (5,444)          (10,795)
   Proceeds from exercise of stock options......................................             --             6,504
   Excess tax benefits from stock-based payment arrangements....................             --             3,540
   Repurchase of common stock...................................................       (29,993)          (27,039)
                                                                                       --------          --------
           Net cash used in financing activities................................       (35,437)          (27,790)
                                                                                       --------          --------
           Net decrease in cash and cash equivalents............................       (10,306)          (27,358)
Cash and cash equivalents - beginning of period.................................         97,004            74,212
                                                                                       --------          --------
Cash and cash equivalents - end of period.......................................         86,698           $46,854
                                                                                     ==========            ======
Non-cash transactions:
    Purchases of property and equipment included in accounts payable............          $ 234             $ 516

                             STRAYER EDUCATION, INC.
           RECONCILIATION OF UNAUDITED NON-GAAP FINANCIAL MEASURES TO
                           GAAP FINANCIAL MEASURES (a)
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                 For the three months ended                 For the nine months ended
                                                     September 30, 2006                          September 30, 2006
                                            ---------------------------------------    ----------------------------------------
                                                          Stock-based                                Stock-based
                                              GAAP       Compensation    Non-GAAP        GAAP       Compensation    Non-GAAP
                                             Results        Expense      Results        Results        Expense       Results
                                            ----------  --------------  -----------    ----------  --------------   -----------

Revenues...............................      $56,693         $  --        $56,693       $189,341        $  --        $189,341
                                             -------       -------        -------        -------        ------        -------
Costs and expenses:
    Instruction & educational support..       21,613          (149)        21,464         66,370         (488)         65,882
    Selling & promotion ...............       16,164          (136)        16,028         38,011         (409)         37,602
    General & administration ..........        9,918        (1,899)         8,019         29,503       (4,634)         24,869
                                             -------       -------        -------        -------        ------        -------

Total costs and expenses ..............       47,695        (2,184)        45,511        133,884       (5,531)        128,353
                                             -------       -------        -------        -------        ------        -------

Income from operations ................        8,998         2,184         11,182         55,457         5,531         60,988

Investment and other income ...........        1,160            --          1,160          3,277            --          3,277
                                             -------       -------        -------        -------        ------        -------

Income before income taxes ............       10,158         2,184         12,342         58,734         5,531         64,265

Provision for income taxes ............        3,822           822          4,644         22,423         2,111         24,534
                                             -------       -------        -------        -------        ------        -------
Net income ............................      $ 6,336       $ 1,362        $ 7,698        $36,311        $3,420        $39,731
                                             =======       =======        =======        =======        ======        =======
Net income per share:
    Basic .............................        $0.45         $0.10          $0.54          $2.56         $0.24          $2.80
    Diluted ...........................        $0.44         $0.09          $0.53          $2.50         $0.24          $2.74
Weighted average shares outstanding:
    Basic .............................       14,157        14,157         14,157         14,204        14,204         14,204
    Diluted ...........................       14,462        14,462         14,462         14,506        14,506         14,506

--------------------
(a) These unaudited non-GAAP financial measures are for informational purposes only and are not presented in accordance with GAAP. The Company believes these non-GAAP financial measures provide investors, potential investors, securities analysts and others with useful information to evaluate the performance of the business, because they exclude stock-based compensation expense which had not been included in the prior years. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the Company's condensed consolidated statements of income.